Exhibit 32.2

CERTIFICATIONS

I, Timothy Sherlock, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of ARI Network Services, Inc.;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

Date: March 16, 2004

By:	/s/ Timothy Sherlock

By:	Timothy Sherlock
Title:	Chief Financial Officer

This certification accompanies this Quarterly Report on Form 10-QSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934.